UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2012

HOMELAND SECURITY CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-23279	52-2050585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4601 Fairfax Drive, Suite 1200
Arlington, VA 22203
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (703) 528-7073

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  On July 5, 2012, the Board of Directors of Homeland Security Capital Corporation (the “Company”) approved an amendment to each of the employment agreements dated June 15, 2011, between the Company and (i) C. Thomas McMillen, the Company’s Chairman, President and Chief Executive Officer, and (ii) Michael T. Brigante, the Company’s Chief Financial Officer, pursuant to which the term of each agreement was extended until June 30, 2014.  Previously, the agreements were for one year terms and were automatically renewable for additional consecutive one-year terms, unless at least ninety days written notice is given by either the Company or Messrs. McMillen or Brigante, as applicable, prior to the commencement of the next renewal term.  After June 30, 2014, the agreements will again be automatically renewable for additional consecutive one-year terms, unless at least ninety days written notice is given by either the Company or Messrs. McMillen or Brigante, as applicable, prior to the commencement of the next renewal term.

No other terms of either of the agreements have been amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOMELAND SECURITY CAPTIAL CORPORATION

	By:	/s/ Michael T. Brigante
	Name:	Michael T. Brigante
	Title:	Chief Financial Officer

Date: July 10, 2012